AMENDED AND RESTATED BY-LAWS
OF
ELIZABETH ARDEN, INC.

ARTICLE I
OFFICES

          Section 1. Registered Office. The registered office of Elizabeth Arden, Inc., a Florida corporation (the "Corporation"), shall be located in Miami-Dade County or Broward County, Florida as determined by the Board of Directors of the Corporation (the "Board of Directors").

          Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

          Section 1. Annual Meeting. A meeting of the shareholders shall be held each calendar year for the election of directors and for the transaction of any other proper business that may come before the meeting (the "Annual Meeting"). The Annual Meeting of the shareholders of the Corporation shall be held on such date and at such time and place as designated from time to time by the Board of Directors.

          Section 2. Special Meetings

          (a)    Special Meetings of the shareholders for any purpose or purposes (a "Special Meeting") may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iii) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a Special Meeting of the shareholders in accordance with, and subject to, this Section 2 from shareholders of record as of the record date fixed in accordance with Section 2(d) who hold not less than ten percent (10%) of all shares entitled to vote at the Special Meeting. The notice of a Special Meeting shall state the purpose or purposes of the Special Meeting, and the business to be conducted at the Special Meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 2, shareholders shall not be permitted to propose business to be brought before a Special Meeting of the shareholders.

          (b)    No shareholder may demand that the Secretary of the Corporation call a Special Meeting of the shareholders pursuant to Section 2(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call such Special Meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

          (c)    To be in proper form for purposes of this Section 2, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i)

As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 12(c)(i) of this Article II, except that for purposes of this Section 2 the term "Requesting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(i) of this Article II);

(ii)

As to each Requesting Person, any Disclosable Interests (as defined in Section 12(c)(ii) of this Article II, except that for purposes of this Section 2 the term "Requesting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(ii) of this Article II and the disclosure in clause (L) of Section 12(c)(ii) of this Article II shall be made with respect to the business proposed to be conducted at the Special Meeting); and

(iii)

As to the purpose or purposes of the Special Meeting, (A) a reasonably brief description of the purpose or purposes of the Special Meeting and the business proposed to be conducted at the Special Meeting, the reasons for conducting such business at the Special Meeting and any material interest in such business of each Requesting Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the Special Meeting or the business proposed to be conducted at the Special Meeting.

For purposes of this Section 2(c), the term "Requesting Person" shall mean (i) the shareholder making the request to fix a record date for the purpose of determining the shareholders entitled to demand that the Secretary call a Special Meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

          (d)    Within ten (10) days after receipt of a request to fix a record date that is in proper form and otherwise in compliance with this Section 2 from any shareholder of record, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a Special Meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2 to the contrary, no record date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 2(f) of this Article II.

          (e)    Without qualification, a Special Meeting of the shareholders shall not be called pursuant to Section 2(a) of this Article II unless shareholders of record as of the record date fixed in accordance with Section 2(d) of this Article who hold not less than ten percent (10%) of all shares entitled to vote at the Special Meeting (the "Requisite Percentage") timely provide one or more demands to call such Special Meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 2(a). To be timely, a shareholder's demand to call a Special Meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the record date fixed in accordance with Section 2(d) of this Article II. To be in proper form for purposes of this Section 2, a demand to call a Special Meeting shall set forth (i) the business proposed to be conducted at the Special Meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any shareholder or shareholders submitting a demand to call a Special Meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the "Exchange Act") by way of a solicitation statement filed on Schedule 14A) (a "Solicited Shareholder"), the information required to be provided pursuant to this Section 2 of a Requesting Person. A shareholder may revoke a demand to call a Special Meeting by written revocation delivered to the Secretary at any time prior to the Special Meeting. If any such revocation(s) are received by the Secretary after the Secretary's receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a Special Meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the Special Meeting.

          (f)    The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a Special Meeting (i) that does not comply with this Section 2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date (the "Current Record Date") to determine the shareholders entitled to submit such written demand, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a "Similar Item") for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any Special Meeting held within one year prior to receipt by the Secretary of such demand to call a Special Meeting.

          (g)    After receipt of demands in proper form and in accordance with this Section 2 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a Special Meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a Special Meeting. The record date for such a Special Meeting shall be fixed in accordance with Section 6 of this Article II. The Board of Directors shall provide written notice of such Special Meeting to the shareholders in accordance with Section 4 of this Article II.

          (h)    In connection with a Special Meeting called in accordance with this Section 2, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date in accordance with this Section 2 or who delivered a demand to call a Special Meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2 shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the Special Meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the Special Meeting or any adjournment or postponement thereof).

          (i)    Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Special Meeting pursuant to this Section 2 except in accordance with this Section 2. If the Board of Directors shall determine that any request to fix a record date or demand to call and hold a Special Meeting was not properly made in accordance with this Section 2, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the Special Meeting have not otherwise complied with this Section 2, then the Board of Directors shall not be required to fix a record date or to call and hold the Special Meeting. In addition to the requirements of this Section 2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date or demand to call a Special Meeting.

          Section 3. Place of Meeting. The Board of Directors may designate any place, within or without the State of Florida, as the place of meeting for any Annual or Special Meeting of the Corporation's shareholders. If no designation is made, then the place of meeting shall be the Corporation's principal office.

          Section 4. Notice of Meeting.

          (a)    Except as provided in Chapter 607 of the Florida Business Corporation Act (the "Act"), written notice stating the date, time, and place, of each Annual and Special Meeting and, in the case of a Special Meeting, the purpose or purposes for which the Special Meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally, by electronic means, by mail, or by other methods of delivery, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be mailed by a class of United States mail other than first class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at her, his, or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

          (b)    A shareholder may waive any notice required by the Act, the Corporation's articles of incorporation (the "Articles"), or Bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or Special Meeting of the shareholders need be specified in any written waiver of notice unless so required by the Articles or by these Bylaws.

          (c)    A shareholder's attendance at a meeting: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time, or place is announced at the meeting before an adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a new record date for the adjourned meeting is or must be fixed under applicable law, notice of the adjourned meeting shall be given as provided under Section 4 hereunder to persons who are shareholders as of the new record date who are entitled to notice of such meeting.

          Section 6. Fixing the Record Date. For purposes of fixing the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a Special Meeting, to vote, or to take any other action, the Board of Directors may fix the record date, provided that such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

          Section 7. Shareholders' List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by, each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. A shareholder or the shareholder's agent or attorney is entitled on written demand to inspect the list (subject to the requirements of the Act), during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholder's list available at the meeting of the shareholders, and any shareholder or the shareholder's agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          Section 8. Shareholder Quorum and Voting. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the Articles or by law, a majority of the votes entitled to be cast on the matter by the voting group, either in person or by proxy, shall constitute a quorum of that voting group for action on that matter, but in no event shall a quorum consist of less than one-third of the shares entitled to vote. The holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing such action, unless the Articles or applicable law requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and, if applicable, broker non-votes, are not counted as votes "for" or "against" any proposals.

          Section 9. Voting of Shares.

          (a)    Except as otherwise provided in the Articles or under the Act, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of the corporate shareholder may prescribe or, in the absence of any applicable provision, by such person as the board of directors of the corporate shareholder may designate. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares.

          (b)    Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.

          (c)    Shares held by or under control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by him or her without the transfer thereof into his or her name.

          (d)    If the share or shares stand of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting have the following effect: (a) if only one votes, in person or by proxy, his or her acts binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split, on any particular matter, each faction is entitled to vote the share or shares in question proportionately; (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this Section shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

          Section 10. Proxies. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney in fact for a shareholder may vote the shareholder's shares in person or by proxy. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney in fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months unless a longer period of time is expressly provided in the appointment. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest. If the appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place.

          Section 11. Voting Trusts. One or more shareholders of this Corporation may create a voting trust, conferring on a trustee the right to vote or otherwise act for him or her or for them, by signing an agreement setting out the provisions of the trust (which may include anything consistent with its purpose) and transferring their shares to the trustee. When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interests in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation's principal office. After filing a copy of the list and agreement in the Corporation's principal office, such copy shall be open to inspection by any shareholder of the Corporation (subject to the requirements of the Act), or any beneficiary of the trust under the agreement during business hours.

          Section 12. Notice of Business to be Brought Before an Annual Meeting.

          (a)    At an Annual Meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an Annual Meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 12 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 12 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an Annual Meeting of the shareholders. Shareholders seeking to nominate persons for election to the Board must comply with Section 17 of Article III of the Bylaws and this Section 12 shall not be applicable to nominations except as expressly provided in Section 17 of Article III of the Bylaws.

          (b)    Without qualification, for business to be properly brought before an Annual Meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 12. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year's Annual Meeting; provided, however, that if the date of the Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely, must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such Annual Meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such Annual Meeting was first made (such notice within such time periods, "Timely Notice"). In no event shall any adjournment of an Annual Meeting or the announcement thereof commence a new time period for the giving of Timely Notice, as described above.

          (c)    To be in proper form for purposes of this Section 12, a shareholder's notice to the Secretary shall set forth:

(i)

As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation's books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Persons, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as "Shareholder Information");

(ii)

As to each Proposing Person, (A) any option, warrant, convertible security, stock appreciation right, derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such option, warrant, convertible security, stock appreciation right, derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which option, warrant, convertible security, stock appreciation right, derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation ("Synthetic Equity Interests"), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the option, warrant, convertible security, stock appreciation right, derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the option, warrant, convertible security, stock appreciation right, derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such option, warrant, convertible security, stock appreciation right, derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation ("Short Interests"), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the "Responsible Person"), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons, (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the

Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names), and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as "Disclosable Interests"), including without limitation any Disclosable Interests held by members of such Proposing Person's immediate family sharing the same household; provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)

As to each item of business that the shareholder proposes to bring before the Annual Meeting, (A) a reasonably brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder.

For purposes of this Section 12, the term "Proposing Person" shall mean (i) the shareholder providing the notice of business proposed to be brought before an Annual Meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the Annual Meeting is made, and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner.

          (d)    A shareholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable or, if not practicable, on the first practicable date prior to any such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

          (e)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with this Section 12. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (f)    This Section 12 is expressly intended to apply to any business proposed to be brought before an Annual Meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 12 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 12 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          (g)    For purposes of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          Section 13. Action by Shareholders Without a Meeting.

          (a)    Any action required or permitted under applicable law to be taken at an Annual or Special Meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in the State of Florida, its principal place of business, the corporate Secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery may be made by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated valid consent delivered in the manner required by this Section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this Section. Only shareholders of record on the record date shall be entitled to consent to corporate action in writing without a meeting.

          (b)    Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the Corporation at its principal office or received by the corporate Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

          (c)    Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 13(c) from any such shareholder, the Board of Directors may adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 13, and (ii) the record date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

          (d)    To be in proper form for purposes of this Section 13, a request by a shareholder for the Board of Directors to fix a record date shall set forth:

(i)

As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 12(c)(i) of this Article II, except that for purposes of this Section 13 the term "Soliciting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(i) of this Article II);

(ii)

As to each Soliciting Person, any Disclosable Interests (as defined in Section 12(c)(ii) of this Article II, except that for purposes of this Section 13 the term "Soliciting Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(ii) of this Article II and the disclosure in clause (L) of Section 12(c)(ii) shall be made with respect to the action or actions proposed to be taken by written consent); and

(iii)

As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the request or such action or actions.

For purposes of this Section 13, the term "Soliciting Person" shall mean (i) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

          (e)    In connection with an action or actions proposed to be taken by written consent in accordance with this Section 13, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 13 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation).

          (f)    Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 13. If the Board of Directors shall determine that any request to fix a record date or to take shareholder action by written consent (i) was not properly made in accordance with this Section 13, (ii) relates to an item of business that is not a proper subject for shareholder action under applicable law, or (iii) the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 13, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 13 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

          (g)    Within 10 days after obtaining authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters' rights are provided under applicable law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the Act regarding the rights of dissenting shareholders.

          (h)    A consent signed under this Section has the effect of a meeting vote and may be described as such in any document.

          (i)    Whenever action is taken pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

ARTICLE III
BOARD OF DIRECTORS

          Section 1. Function. Subject to any limitation set forth in the Articles or pursuant to a shareholders' agreement authorized under the Act, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

          Section 2. Qualification of Directors. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida or shareholders of the Corporation unless the Articles or Bylaws so require.

          Section 3. Compensation of Directors. Unless the Articles or Bylaws provide otherwise, the Board of Directors may fix the compensation of directors.

          Section 4. Duties of Directors.

          (a)    A director shall discharge his or her duties as a director, including his or her duties as a member of a committee: (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he or she reasonably believes to be in the best interests of the Corporation.

          (b)    In discharging his or her duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the persons' professional or expert competence; or (iii) a committee of the Board of Directors of which he or she is not a member if the director reasonably believes the committee merits confidence.

          (c)    In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

          Section 5. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or votes against or abstains from the action taken.

          Section 6. Number of Directors. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles, by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

          Section 7. Election and Term.

          (a)    Except as provided in Section 8 of this Article, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which (i) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for shareholder nominees for director set forth in Section 17 of this Article of these Bylaws, and (ii) such nomination has not been withdrawn by such shareholder on or before the tenth day before the Corporation first makes available to shareholders (either by mailing or making available on the internet) its notice of meeting for such meeting. If directors are to be elected by a plurality of the votes cast, shareholders may withhold their vote with respect to a director, but shall not be permitted to vote against a nominee.

          (b)    For purposes of this section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast against that director. The Nominating and Corporate Governance Committee of the Board of Directors has established procedures under which any director who is not elected by a majority of the votes cast in an uncontested election shall tender his or her resignation to the Board of Directors. The

Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

          (c)    The terms of the initial directors of the Corporation expire at the first shareholders' meeting at which directors are elected. The terms of all other directors expire at the next Annual Meeting of shareholders' following their election unless the terms are staggered under the Act. Despite the expiration of a director's term, the director continues to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

          Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders, unless the Articles provide otherwise. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.

          Section 9. Removal of Directors. The shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove him or her. A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

          Section 10. Quorum and Voting. A quorum of the Board of Directors consists of a majority of the directors. The articles of incorporation may authorize a quorum of a Board of Directors to consist of less than a majority but no fewer than one-third of the prescribed number of directors determined under the articles of incorporation or the Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the articles of incorporation or Bylaws require the vote of a greater number of directors.

          Section 11. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its directors or any other Corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

          Section 12. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the articles of incorporation of the Corporation, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to: (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend, or repeal the Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance herewith, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

          Section 13. Place of Meetings. Regular and Special Meetings by the Board of Directors may be held within or without the State of Florida.

          Section 14. Time, Notice and Call of Meetings.

          (a)    The Board of Directors may, at any time and from time to time, provide by resolution or otherwise the time and place, either within or without the State of Florida, for the holding of the regular or Special Meetings of the Board of Directors. Unless the Articles provide otherwise, regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors may fix. Unless the articles or incorporation provide for a longer or shorter period, Special Meetings of the Board of Directors must be preceded by at least two (2) days' notice of the date, time, and place of the meeting. Unless required by the articles of incorporation, the notice need not describe the purpose of the Special Meeting.

          (b)    Notice of the meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors. Meetings of the Board of Directors may be called by the Chairman of the Board or by the President of the Corporation, or by any two directors.

          (c)    Members of the Board of Directors may participate in a meeting of such Board of Directors by means of telephonic or other electronic communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

          Section 15. Action Without a Meeting. Unless the Articles provide otherwise, any action required or permitted to be taken at a Board of Directors' meeting or committee meeting may be taken without a meeting if the action is taken by all of the members of the Board of Directors or of the committee. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member.

          Section 16. Eligibility to Make Nominations. Nominations of candidates for election as directors at any Annual Meeting or Special Meeting of shareholders called for election of directors (an "Election Meeting") may be made (1) by any shareholder entitled to vote at such Election Meeting only in accordance with the procedures established by Section 17 of this Article III, or (2) by the Board of Directors. In order to be eligible for election as a director, any director nominee must first be nominated in accordance with the provisions of these Bylaws.

          Section 17. Notice for Nominations for Election to the Board of Directors.

          (a)    Nominations of any person for election to the Board of Directors at an Annual Meeting or at a Special Meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such Special Meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by a shareholder who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 17 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 17 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an Annual Meeting or Special Meeting.

          (b)    Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an Annual Meeting, the shareholder must (i) provide Timely Notice (as defined in Section 12 of Article II of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 17. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such Special Meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a Special Meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 17. To be timely, a shareholder's notice for nominations to be made at a Special Meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such Special Meeting and not later than the ninetieth (90th) day prior to such Special Meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 12 of Article II of these Bylaws) of the date of such Special Meeting was first made. In no event shall any adjournment of an Annual Meeting or Special Meeting or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

          (c)    To be in proper form for purposes of this Section 17, a shareholder's notice to the Secretary shall set forth:

(i)

As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 12(c)(i) of Article II of these Bylaws, except that for purposes of this Section 17 the term "Nominating Person" shall be substituted for the term "Proposing Person" in all places it appears in Section12(c)(i) of Article II of these Bylaws);

(ii)

As to each Nominating Person, any Disclosable Interests (as defined in Section 12(c)(i) of Article II of these Bylaws, except that for purposes of this Section 17 the term "Nominating Person" shall be substituted for the term "Proposing Person" in all places it appears in Section 12(c)(ii) of Article II of these Bylaws and the disclosure in clause (L) of Section 12(c)(ii) of Article II of these Bylaws (ii) shall be made with respect to the election of directors at the meeting);

(iii)

As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a shareholder's notice pursuant to this Section 17 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a)

under the Exchange Act (including such proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 17(f); and

(iv)

The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with applicable Nasdaq or stock exchange rules or (B) that could be material to a reasonable shareholder's understanding of the independence or lack of independence of such proposed nominee.

For purposes of this Section 17, the term "Nominating Person" shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

          (d)    A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 17 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable or, if not practicable, on the first practicable date prior to any such meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

          (e)    Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 17.

The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 17, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

          (f)    To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 17) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee's ability to comply, if elected as a director of the Corporation, with such proposed nominee's fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee's individual capacity and on behalf of the shareholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. Such written representation and agreement shall also include a statement whether such proposed nominee, if elected, intends to tender, promptly following such person's election or re-election, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with these Bylaws and the Corporation's Corporate Governance Guidelines and Principles.

          (g)    In addition to the requirements of this Section 17 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

          Section 18. Compliance with Procedures. If the Chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, such nomination shall be void.

ARTICLE IV
OFFICERS

          Section 1. Officers. The officers of this Corporation shall consist of a Chairman of the Board, President, one or more Vice Presidents, Secretary and Treasurer, and such other officers as may be deemed necessary, and as shall be approved by or under the authority of the Board of Directors. Any two or more offices may be held by the same person. Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

          Section 2. Duties of Officers. The officers of this Corporation shall have the following duties, or to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors or by direction of any officer authorized by the Bylaws or the Board of Directors to prescribe the duties of other officers:

          (a)    The Chairman of the Board of the Corporation shall serve as the chairman of the Board of Directors, shall preside at all meetings of directors and shareholders, and may be the chief executive officer of the Corporation, unless otherwise prescribed by the Board of Directors. He shall perform such other duties, and exercise such powers, as from time to time shall be prescribed by these Bylaws or by the Board of Directors.

          (b)    The chief executive officer, subject to the control of the Board of Directors and in conjunction with the President, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the chief executive officer shall preside at meetings of the shareholders and the directors.

          (c)    The President, subject to the control of the Board of Directors and in conjunction with the chief executive officer, shall have general and active management of the business of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence, unavailability or inability of the Chairman of the Board and the chief executive officer, or in the event the Board of Directors shall not have designated a Chairman of the Board and a chief executive officer shall not have been elected, the President shall preside at meetings of the shareholders and the Board of Directors and shall also serve as the vice-chairman of any executive committee.

          (d)    The Vice Presidents, if one or more is elected or appointed, shall have all of the duties normally performed by the President when the President is unable or unavailable to act, by order of seniority. Otherwise, the Vice President's duties shall be subject to the direction of the Chairman of the Board, the President and the Board of Directors.

          (e)    The Secretary shall have custody of, and maintain, all of the corporate records, except the financial records; shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of meetings out, and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

          (f)    The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the Annual Meetings of shareholders and whenever else required by the Board of Directors, the Chairman of the Board or the President, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President.

          (g)    Each and every other officer of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may form time to time be assigned to him or to her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board of Directors to exercise supervisory authority.

          Section 3. Removal of Officers. The Board of Directors may remove any officer at any time with or without cause.

ARTICLE V
STOCK CERTIFICATES

          Section 1. Certificates for Shares.

          (a)    Unless the Articles provide otherwise, the Board of Directors shall determine whether shares of the Corporation shall be uncertificated or certificated. If certificated shares are issued, certificates representing shares in the Corporation shall be signed (either manually or by facsimile) by the Chairman of the Board of Directors, President or Vice President, and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. A certificate that has been signed by an officer or officers who later ceases to be such officer shall be valid. Each certificate representing shares shall state upon the face thereof the name of the Corporation; that the Corporation is organized under the laws of the State of Florida; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

          (b)    Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted as required by law and subject to such limitations or restrictions as approved by the Board of Directors.

          Section 2. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation, and only after the surrender to the Corporation of the certificates representing such shares. Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

          Section 3. Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) certifies in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Board of Directors, gives bond in such form as the Corporation may direct, or otherwise indemnifies the Corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

          Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

          Section 5. Redemption of Control Shares. Except as otherwise provided by the Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, only if such shares are not accorded full voting rights by the shareholders as provided by law.

ARTICLE VI
GENERAL PROVISIONS

          Section 1. Books and Records. This Corporation shall maintain accurate accounting records, and shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each. The records shall be maintained in written form or in any other form capable of being converted into written form within a reasonable time.

          Section 2. Dividends. The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends on its shares in cash, property or its own shares, to the full extent permitted by law.

          Section 3. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, and the year and the state of incorporation; it may be any of a facsimile, engraved, printed or impression seal.

          Section 4. Fiscal Year. The fiscal year of the Corporation shall end on June 30 of each year, unless otherwise fixed by resolution of the Board of Directors.

          Section 5. Amendment. The Corporation's Board of Directors may amend or repeal the Corporation's Bylaws unless: (a) the Articles or the Act reserves the power to amend the Bylaws generally or a particular bylaw provision exclusively to the shareholders; or (b) the shareholders, in amending or repealing the Bylaws generally or a particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision. A Corporation's shareholders may also amend or repeal the Corporation's Bylaws even though the Bylaws may be amended or repealed by its Board of Directors.

Amended and Restated effective January 1, 2010.